Exhibit 99.2

Message to Shareholders

Greer Bancshares Incorporated

August 18, 2010

Dear Shareholders and Friends:

Greer Bancshares Incorporated’s operations for the quarter ended June 30, 2010 resulted in a net loss of $(825,000) before TARP-related costs of $160,000, resulting in a net loss attributable to common shareholders of $(985,000) or $(0.40) per diluted common share. For the first six months of 2010, the Bank has recorded a total loss of $(1,239,000) attributable to common shareholders after total year to date TARP-related costs of $319,000, or $(0.50) per diluted common share.

Second quarter operating earnings were negatively impacted to a large degree by significant increases to the allowance for loan losses and losses and write-downs on foreclosed real estate, resulting primarily from updated real estate valuations. Non-performing asset levels have increased to $24,665,000 as of June 30, 2010, from $15,780,000 at year end 2009 as certain problem loans work their way through the collection process from the point when it is determined that the borrower can no longer pay, to the point of actual foreclosure and deed transfer.

The Bank’s net interest margin continues to show improvement through June 30, 2010. Continued emphasis on loan pricing and cost of funds management offset the negative impact of accelerated principal paydowns from mortgage-backed securities in the investment portfolio due to historically low mortgage rates and refinance activity which typically occurs when these conditions exist.

The provision for loan losses totaled $2,676,000 through June 30, 2010, which compares to $2,095,000 for the same period a year ago. The allowance for loan losses was 2.16% of total loans, up from 2.01% a year earlier and 2.05% at December 31, 2009. As of June 30, 2010:

•	total assets were $457.9 million, a decrease of 3.97% from December 31, 2009;

•	total loan outstandings were $294.3 million, down 4.25% from yearend;

•	total deposits reached $312.1 million, up $13.4 million in 2010 after a $7.1 million reduction in wholesale deposits; and

•	borrowings have been reduced by $32.0 million in 2010.

While we see good news in our local headlines relating to business expansion and new job creation, it will take some time for all of this good news to come to fruition, and hopefully become somewhat contagious. It will likewise be some time before the impact of these announcements will show up in metrics that will become evidence of true local economic recovery. All indications are that global, national and local economic recovery will be quite gradual. Therefore, improvement in non-performing asset levels and overall asset quality will likely occur at a slower pace than we would like, which will require that we plan accordingly.

We continue to focus on factors which are within our control. We remain well capitalized, and will continue to work to enhance our capital position on an ongoing basis. Effective deposit gathering activities have helped to further improve our funding mix, with a solid increase in core deposits and the cross sale of other deposit services to existing relationships. Operating expenses not relating to loan collection continue to be well managed.

We look for improvement in non-performing asset levels late this year and early in 2011, which will positively impact the interest margin and net income. Meanwhile, we will continue to work closely with those customers in our market who face economic difficulty, and look to further build upon our reputation in the process.

We thank you as our shareholders for your support, your patience and your understanding. We are committed to the task of preserving and enhancing the capital position of your company, and fighting as required to successfully weather this prolonged period of economic difficulty.

We welcome your comments for improving your Company and our communications with you.

Walter M. Burch	Kenneth M. Harper
Chairman of the Board	President & Chief Executive Officer

	In 000’s
	6/30/10	12/31/09
ASSETS
Cash and due from banks	$7,107	$12,222
Federal funds sold	4,147	—
Interest bearing deposits	604	442
Available for sale investment securities	120,467	124,984
Loans, less allowance for loan losses	287,969	301,078
Loans held for sale	1,935	—
Premises and equipment, net	5,289	5,952
Accrued interest receivable	1,910	2,054
Restricted stock	5,937	5,937
Other real estate owned	7,523	8,494
Other assets	14,993	15,628

TOTAL ASSETS	$457,881	$476,791

LIABILITIES

Deposits
Noninterest-bearing	$31,764	$33,656
Interest bearing	280,329	264,990

Total Deposits	312,093	298,646

Short term debt	—	13,993
Long term debt	114,841	132,841
Other liabilities	3,697	3,358

TOTAL LIABILITIES	430,631	448,838

STOCKHOLDERS EQUITY:

Preferred stock	10,076	10,029
Common stock	12,433	12,433
Additional paid in capital	3,588	3,542
Retained earnings (accumulated deficit)	(504)	735
Accumulated other comprehensive income	1,657	1,214

Total Stockholders Equity	27,250	27,953

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$457,881	$476,791

	For the
	Quarter Ended		Year-to-Date
	In 000’s
	6/30/10	6/30/09	6/30/10	6/30/09

Loss before income taxes	(813)	(127)	(908)	(139)
Provision (benefit) for income taxes	12	(131)	12	(107)

Net income (loss)	(825)	4	(920)	(32)

Preferred stock dividends and net discount accretion	(160)	(160)	(319)	(265)

Net loss attributed to common shareholders	$(985)	$(156)	$(1,239)	$(297)

Weighted average shares outstanding:	2,486	2,486	2,486	2,486

Loss per common basic share	$(0.40)	$(0.06)	$(0.50)	$(0.12)

Loss per common diluted share	$(0.40)	$(0.06)	$(0.50)	$(0.12)

*********************************

Forward-looking and cautionary statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation:

•	significant increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment;

•	the level of allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets;

•	ability to generate future taxable income to realize deferred tax assets;

•	ability to have sufficient liquidity at the parent holding company level to pay preferred stock dividends and interest expense on junior subordinated debt; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December, 2009, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this release.

	For the
	Quarter Ended		Year-to-Date
	In 000’s
	6/30/10	6/30/09	6/30/10	6/30/09

Interest Income
Loan (including fees)	$4,114	$4,173	$8,116	$8,156
Investment securities:
Taxable	766	1,095	1,693	2,137
Exempt from federal taxes	263	245	510	475
Federal funds sold	7	—	13	1
Other	—	2	7	3

Total interest income	5,150	5,515	10,339	10,772

Interest expense
Int. on deposit accounts	1,216	1,498	2,418	3,149
Int. on other borrowings	963	1,197	1,994	2,335

Total interest expense	2,179	2,695	4,412	5,484

Net interest income	2,971	2,820	5,927	5,288

Provision for loan losses	1,564	1,370	2,676	2,095

Net interest income after provision for loan losses	1,407	1,450	3,251	3,193

Noninterest Income
Customer service fees	214	229	401	448
Gain on sale of securities	164	338	1,120	607
Impairment loss on restricted stock	—	—	—	(311)
Other operating income	357	438	790	857

Total noninterest income	735	1,005	2,311	1,601

Noninterest Expense
Salaries, wages & benefits	1,425	1,398	2,832	2,846
Occupancy and equipment	185	208	384	410
FDIC deposit insurance assessments	147	328	302	407
Other real estate owned and foreclosure expense	640	58	1,733	104
Other operating expenses	558	590	1,219	1,166

Total noninterest expense	2,955	2,582	6,470	4,933

BALANCE SHEET

As of June 30, 2010

Unaudited

STATEMENTS OF INCOME

As of June 30, 2010

Unaudited

Greer Bancshares Incorporated and

Greer State Bank

Directors

Mark S. Ashmore	Steven M. Bateman
Ashmore Bros, Inc/Century	Steven M. Bateman, CPA
Concrete	Owner
President

Walter M. Burch	Raj K. S. Dhillon
Retired	Motel Owner and
The Greer Citizen	Land Developer
Former Co-Publisher/
General Manager

Gary M. Griffin	Kenneth M. Harper
Mutual Home Stores	Greer State Bank
President & CEO

R. Dennis Hennett	Harold K. James
Retired	James Agency, Inc
Greer State Bank	Real Estate and Insurance
Former CEO	Vice President/Broker In Charge

Paul D. Lister	David M. Rogers *
Lister, Jeter & Lloyd CPAs, LLC	Joshua’s Way, Inc
President

Theron C. Smith, III	C. Don Wall
Eye Associates of Carolina, P.A.	Professional Pharmacy of Greer
President	President

*	Deceased July 25, 2010

Greer State Bank Executive Officers

Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Executive Vice President/
Chief Financial Officer

Victor K. Grout
Executive Vice President &
Commercial Banking Manager

Greer Bancshares Incorporated

Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Secretary/Treasurer
Chief Financial Officer

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE &

GREER FINANCIAL SERVICES

1111 West Poinsett Street

Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street

Greer, South Carolina 29650

871 South Buncombe Road

Greer, South Carolina 29650

3317 Wade Hampton Boulevard

Taylors, SC 29687

864/877-2000

“TELEBANKER” - 864/879-2265

www.greerstatebank.com

Member FDIC

CONSOLIDATED STATEMENTS JUNE 30, 2010 POST OFFICE BOX 1029 GREER, SC 29652	QUARTERLY FINANCIAL

GREER BANCSHARES INCORPORATED

Post Office Box 1029

Greer, South Carolina 29652-1029